Exhibit 5.1
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                November 20, 2002

The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

         Re:      The Southern Company
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the above-captioned registration statement and related prospectus proposed to be filed by The Southern Company ("Southern") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of additional shares of its common stock, par value $5 per share (the "Stock"), for issuance pursuant to the Southern Investment Plan (the "Plan"). We have also examined certified copies of Southern's Certificate of Incorporation, as amended, and of its by-laws and are familiar with all proceedings relating to the issuance and sale of the Stock. We are of the opinion that:

                  (a) Southern is a corporation duly organized and existing under the laws of the State of Delaware, is domesticated under the laws of the State of Georgia and is qualified to do business as a foreign corporation under the laws of the State of Alabama.

                  (b) Upon compliance with the relevant provisions of the Act and the Public Utility Holding Company Act of 1935, as amended, and upon compliance with the securities or "Blue Sky" laws of any jurisdiction applicable thereto, Southern may legally issue and sell the Stock in accordance with the Plan without obtaining the consent or approval of any other governmental authority.

                  (c) When the necessary consents or approvals as referred to in paragraph (b) hereinabove have been obtained, and when certificates for the Stock have been executed by Southern, countersigned and registered by the transfer agent and registrar and delivered in accordance with the Plan, the Stock will be valid and legally issued, fully paid and non-assessable shares of Southern, and the holders thereof will be entitled to the rights and privileges appertaining thereto as set forth in Southern's Certificate of Incorporation, as amended.


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The Southern Company
November 20, 2002
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP